Exhibit 10.6

THIRD AMENDMENT
TO
CREDIT AGREEMENT
Dated as of June 29, 2007
among
ENCORE WIRE CORPORATION,
as the Borrower
BANK OF AMERICA, N.A.,
as Administrative Agent and a Lender,
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Syndication Agent and a Lender
and
The Other Lenders Party Thereto

BANK OF AMERICA, N.A.,
as Sole Lead Arranger and Sole Book Manager

THIRD AMENDMENT TO CREDIT AGREEMENT
     THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Third Amendment”), dated as of June 29, 2007, is entered into among ENCORE WIRE CORPORATION, a Delaware corporation (the “Borrower”), BANK OF AMERICA, N.A. (“Bank of America”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), in their individual capacities as “Lenders” (as such term is defined herein), and BANK OF AMERICA, N.A., as Administrative Agent.
BACKGROUND
     A. Encore Wire Limited, a Texas limited partnership (“Encore Limited”), the Lenders and the Administrative Agent have entered into to that certain Credit Agreement, dated as of August 27, 2004, as amended by that certain First Amendment to Credit Agreement, dated as of May 16, 2006, and that certain Second Amendment to Credit Agreement, dated as of August 31, 2006 (said Credit Agreement, as amended, the “Credit Agreement”). The terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement.
     B. Pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 25, 2007, Encore Limited, together with EWC GP and EWC LP, merged with and into the Borrower, with the Borrower being the surviving Person (the “Merger”).
     C. Pursuant to the Merger, the Borrower assumed all of the rights and obligations of Encore Limited, EWC GP and EWC LP under the Credit Agreement and the other Loan Documents.
     D. The Borrower has requested that the Lenders (i) consent to the Merger and the assumption by the Borrower of all of the rights and obligations of Encore Limited, EWC GP and EWC LP under the Credit Agreement and the other Loan Documents and (ii) make such amendments and modifications to the Credit Agreement and the other Loan Documents as the Administrative Agent and the Lenders determine are necessary or advisable as a result of the Merger.
     E. The Lenders and the Administrative Agent hereby agree to amend the Credit Agreement, subject to the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the Borrower, the Lenders and the Administrative Agent covenant and agree as follows:
     1. AMENDMENTS.
     (a) The definition of “Borrower” set forth at 1.18 of the Credit Agreement is hereby amended to read as follows:

     1.18 “Borrower” means Encore Wire Corporation, a corporation organized under the laws of the State of Delaware, whose chief executive office is located at 1410 Millwood Road, P.O. Box 1149, McKinney, Texas 75069-0545.
     (b) The definition of “Change of Control” set forth at 1.24 of the Credit Agreement is hereby amended to read as follows:
     1.24 “Change of Control” means (a) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Borrower and its Subsidiaries, taken as a whole, to any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act, whether or not applicable), (b) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act, whether or not applicable) is or becomes the “beneficial owner”, directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of equity interests of the Borrower then outstanding normally entitled to vote in elections of directors, (c) during any period of 24 consecutive months, individuals who at the beginning of such 24-month period constituted the board of directors of the Borrower (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of the Borrower was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Borrower then in office, or (d) any “Change of Control” as defined in the Note Purchase Agreements shall occur in respect thereof.
     (c) The defined terms “EWC GP” and “EWC LP” set forth at 1.51 and 1.52 of the Credit Agreement are hereby deleted and all references to such terms in the Credit Agreement and the other Loan Documents are hereby deleted.
     (d) The defined term “Parent” is hereby deleted from 1.95 of the Credit Agreement and all references to “Parent” set forth in the Credit Agreement and the other Loan Documents are hereby deleted or are otherwise revised to refer to the “Borrower”, as the context may require.
     (e) Paragraph 2.6 of the Credit Agreement is hereby amended to read as follows:
     2.6 Purpose and Use of Funds. All amounts borrowed under the Facility shall be used by Borrower for (i) working capital and other general corporate purposes, (ii) the acquisition of equipment, in the ordinary course of Borrower’s business, and (iii) dividend of amounts to the Borrower for the purposes provided in paragraph 7.30.
     (f) Paragraph 6.3 of the Credit Agreement is hereby amended to read as follows:
     6.3 Corporate Existence. Borrower is a corporation, validly existing under the laws of the State of Delaware, and is duly qualified or licensed to transact business in all jurisdictions the laws of which require it to be so qualified or licensed. Each Guarantor is a corporation, duly incorporated, validly existing, and in good standing under the laws of the State of Delaware, and is duly qualified or licensed to transact business in all jurisdictions the laws of which require it to be so qualified or licensed.
     (g) Paragraph 6.4 of the Credit Agreement is hereby amended to read as follows:
     6.4 Corporate Power and Authority; Validity. Borrower possesses all requisite corporate power and authority to own, lease and operate its properties and to carry on its business and to execute, deliver, and comply with the Loan Documents to which it is a party. Each Guarantor possesses all requisite corporate power and authority to own, lease and operate its properties and to carry on its business and to execute, deliver, and comply with the Loan Documents to which it is a party. Each of the Loan Documents has been duly authorized by all necessary corporate action and has been duly executed and delivered by Borrower and each Guarantor, as appropriate, and evidences valid and binding obligations of Borrower and each Guarantor, as appropriate, enforceable such Persons in accordance with its respective terms.
     (h) Paragraph 6.5 of the Credit Agreement is hereby amended to read as follows:
     6.5 No Conflicting Agreements; No Consents. The execution, delivery and performance of the Loan Documents will not violate its certificate of incorporation or the articles or certificate of incorporation or bylaws of any Guarantor, nor constitute a default under, or result in a breach of, any contract, agreement, or other instrument to which any such Person is a party or which is applicable to any such Person’s property. No consents, licenses or approvals not already obtained are required in connection with the execution, delivery and performance by Borrower or any Guarantor, or the validity against Borrower or any Guarantor, of the Loan Documents to which it is a party.
     (i) Paragraph 6.7 of the Credit Agreement is hereby amended to read as follows:
     6.7 Aviation. Schedule 6.7 is a true and correct copy of the following with respect to Aviation: (i) jurisdiction of incorporation, (ii) number of shares of stock of each class authorized, (iii) the number of shares of each class of stock outstanding and (iv) the ownership, the number, and the percentage, of each such class of outstanding shares owned. Borrower has no Subsidiaries other than Aviation. All outstanding shares of stock of Aviation have been validly issued and are fully paid and non-assessable, and all such shares are owned by Parent free and clear of any lien, pledge, security interest or other encumbrance.
     (j) Paragraph 6.8 of the Credit Agreement is hereby amended to read as follows:
[Intentionally Omitted.]
     (k) Paragraph 7.1 of the Credit Agreement is hereby amended to read as follows:
     7.1 Compliance Certificate. Within forty-five (45) days following the end of each fiscal quarter, Borrower shall deliver to Agent a certificate signed by its president or chief financial officer certifying to Agent that no event or condition that would be the subject of a required notice under paragraph 7.12 or paragraph 7.13 is in existence as of the date of such certificate. Such certificate shall be deemed to be a continuing representation and warranty pending any subsequent certification or notification by Borrower respecting its compliance or non-compliance with this Agreement, and Borrower acknowledges that Agent shall rely upon the same in making loans under the Facility.
     (l) Paragraph 7.5 of the Credit Agreement is hereby amended to read as follows:
     7.5 Annual Financial Statements. Borrower shall deliver to Agent, as soon as practicable after the end of each fiscal year, and in any event within one hundred forty-five (145) days thereafter, its unqualified audited consolidated and consolidating balance sheet as of the end of such fiscal year, and its audited consolidated and consolidating statement of income and retained earnings and consolidated and consolidating statements of cash flow, in reasonable detail, prepared in accordance with GAAP and certified by an independent certified public accounting firm acceptable to Agent as fairly presenting Borrower’s financial condition and results of operations. Such financial statements shall be accompanied by a copy of the report to management delivered to Borrower by such accountants and also by a statement signed by its president or chief financial officer representing to Agent that such financial statements are true and complete and fairly present Borrower’s financial condition and results of operation, and that no event or condition that would be the subject of a required notice under paragraph 7.12 or paragraph 7.13 is in existence as of the date of delivery of such statements.
     (m) Paragraph 7.6 of the Credit Agreement is hereby amended to read as follows:
     7.6 Interim Financial Statements. Borrower shall deliver to Agent, as soon as practicable after the end of each Fiscal Quarter and in any event within forty-five (45) days thereafter, a consolidated and consolidating balance sheet as of the end of such quarter, and consolidated and consolidating income statement for such quarter and for the period from the beginning of the current fiscal year to the end of such quarter, in reasonable detail and prepared in accordance with GAAP. Such financial statements shall be accompanied by a statement signed by its president or chief financial officer representing to Agent that such financial statements are true and complete and fairly present Borrower’s financial condition and results of operations, and that no event or condition that would be the subject of a required notice under paragraph 7.12 or paragraph 7.13 is in existence as of the date of delivery of such statements.
     (n) Paragraph 7.13 of the Credit Agreement is hereby amended to read as follows:
     7.13 Notification Regarding Default. Borrower shall immediately notify Agent in writing upon becoming aware of the existence of any condition or event which constitutes an Event of Default or any condition or event which, after notice or lapse of time, or both, would constitute an Event of Default, therein specifying the nature and period of existence thereof and what action Borrower is taking or proposes to take with respect to such condition or event. Borrower shall immediately notify Agent in writing if it knows, or reasonably expects, that an Event of Default will occur, therein specifying the nature of the anticipated Event of Default. Without limiting the foregoing, Borrower will also immediately notify Agent of any of the following: (i) its board of directors has authorized the filing by Borrower of a petition in bankruptcy, (ii) Borrower is aware that any covenant under this Agreement has been breached, or reasonably expects that any such covenant will be breached, (iii) Borrower is aware that any account debtor obligated on any Receivables pledge to Agent is in bankruptcy (provided, that no such notice shall be required with respect to any such account debtor (a) from whom the aggregate account balance owing to Borrower is less than ten percent (10%) of the total aggregate amount of Borrower’s accounts and (b) to whom Borrower’s aggregate sales during the preceding twelve (12) calendar months was less than ten percent (10%) of the total aggregate of all of Borrower’s sales during such period), and (iv) repossession or attempted repossession by any Person of any Inventory.
     (o) Paragraph 7.26 of the Credit Agreement is hereby amended to read as follows:
     7.26 Limitation on Indebtedness. Neither Borrower nor any Guarantor will be obligated, directly or indirectly, for borrowed money or otherwise under any promissory note, bond, indenture or similar instrument, other than (a) in favor of Agent and the Lenders hereunder, (b) trade indebtedness incurred in the normal and ordinary course of Borrower’s or such Guarantor’s business and not more than ninety (90) days past due, (c)(i) indebtedness of Borrower or any Guarantor under capitalized leases and (ii) purchase money indebtedness in connection with the purchase of equipment, if the payments required in respect of such capitalized leases and purchase money indebtedness do not exceed $2,100,000.00 in the aggregate during any 12-month period, (d) the Private Placement Debt, so long as (i) there is no Default or Event of Default immediately before and, on a pro forma basis, after incurrence of such indebtedness and (ii) the aggregate amount of such indebtedness, including the amount to be issued, does not exceed 75% of net consolidated fixed assets of Borrower at time of the incurrence of such indebtedness, and (f) obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Swap Contract with any Lender or any Affiliate of any Lender, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;
     (p) Paragraph 7.30 of the Credit Agreement is hereby amended to read as follows:
     7.30 Dividends, Distributions, Redemptions. Borrower will not (i) declare, pay or issue any dividends or other distributions in respect of its equity interests, (ii) distribute, reserve, secure or otherwise commit distributions in respect of its equity interests or (iii) make any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination in respect of its equity interests; provided, however, that if no Default or Event of Default exists or will result therefrom Borrower may make distributions to its shareholders in an aggregate amount during any period of four (4) Fiscal Quarters not to exceed 25% of net income of Borrower during such period; provided, that the proceeds of the distributions permitted above shall be used solely for dividends to the shareholders of the Borrower and/or for repurchasing shares of Borrower to be held as treasury shares.
     2. ASSUMPTION OF RIGHTS AND LIABILITIES. The Borrower hereby assumes all rights and obligations of Encore Limited, EWC GP and EWC LP under the Credit Agreement and the other Loan Documents.
     3. CONSENT. The Administrative Agent and the Lenders hereby (a) consent to the Merger and (b) agree that the Merger will not result in a Default under the Credit Agreement or any other Loan Document.
     4. REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT. By its execution and delivery hereof, the Borrower represents and warrants that, as of the date hereof and after giving effect to this Third Amendment:
     (a) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof as made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except to the extent such representations and warranties have been supplemented pursuant to paragraph 7.12 of the Credit Agreement;
     (b) no event has occurred and is continuing which constitutes a Default or an Event of Default;
     (c) (i) the Borrower has full power and authority to execute and deliver this Third Amendment and each replacement Revolving Loan Note payable to the order of each Lender (collectively, the “Replacement Notes”), (ii) this Third Amendment and the Replacement Notes have been duly executed and delivered by the Borrower, and (iii) this Third Amendment, the Replacement Notes and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws;
     (d) neither the execution, delivery and performance of this Third Amendment, the Replacement Notes or the Credit Agreement, as amended hereby, nor the consummation of any transactions contemplated herein or therein, will conflict with (i) the certificate or articles of incorporation or the applicable constituent documents or bylaws of the Borrower or the Guarantor, (ii) any Law applicable to the Borrower or the Guarantor or (iii) any indenture, agreement or other instrument to which the Borrower, the Guarantor or any of their respective properties are subject; and
     (e) no authorization, approval, consent, or other action by, notice to, or filing with, any Governmental Authority or other Person not previously obtained is required for (i) the execution, delivery or performance by the Borrower of this Third Amendment or the Replacement Notes or (ii) the acknowledgement by the Guarantor of this Third Amendment.
     5. CONDITIONS TO EFFECTIVENESS. This Third Amendment shall be effective immediately following consummation of the Merger, upon satisfaction or completion of the following:
     (a) the Administrative Agent shall have received counterparts of this Third Amendment executed by each Lender;
     (b) the Administrative Agent shall have received an executed Replacement Note for each Lender;
     (c) the Administrative Agent shall have received counterparts of this Third Amendment executed by the Borrower and acknowledged by the Guarantor;
     (d) the Administrative Agent shall have received a certified resolution of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Third Amendment and the Replacement Notes;
     (e) the Administrative Agent shall have received a copy of the Merger Agreement (together with all Exhibits and Schedules thereto) executed by all parties thereto, certified by an authorized officer of the Borrower as being a true, complete and correct copy of such agreement;
     (f) the Administrative Agent shall have received evidence satisfactory to it that the requisite purchasers under the Note Purchase Agreements shall have consented to the Merger; and
     (g) the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and its counsel, such other documents, certificates and instruments as the Administrative Agent shall require.
     6. LEGAL OPINION. No later than July 10, 2007, the Administrative Agent shall have received an opinion of the Borrower’s counsel, in form and substance satisfactory to the Administrative Agent and its counsel, with respect to the matters set forth in clauses (c), (d) and (e) of Section 4 of this Third Amendment and with respect to such other matters as the Administrative Agent and its counsel shall reasonably request. Failure of the Administrative Agent to receive such an opinion by such date shall be an Event of Default under the Credit Agreement.

     7. REFERENCE TO THE CREDIT AGREEMENT.
     (a) Upon the effectiveness of this Third Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended hereby.
     (b) The Credit Agreement, as amended by the amendments referred to above, shall remain in full force and effect and is hereby ratified and confirmed.
     8. COSTS, EXPENSES AND TAXES. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Third Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).
     9. GUARANTOR’S ACKNOWLEDGMENT. By signing below, the Guarantor (a) acknowledges, consents and agrees to the execution, delivery and performance by the Borrower of this Third Amendment, (b) acknowledges and agrees that its obligations in respect of its Guaranty (i) are not released, diminished, waived, modified, impaired or affected in any manner by this Third Amendment or any of the provisions contemplated herein, and (ii) includes all Obligations as assumed by the Borrower, (c) ratifies and confirms its obligations under its Guaranty, and (d) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, its Guaranty.
     10. EXECUTION IN COUNTERPARTS. This Third Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. For purposes of this Third Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.
     11. GOVERNING LAW; BINDING EFFECT. This Third Amendment shall be governed by and construed in accordance with the laws of the State of Texas, provided that the Administrative Agent and each Lender shall retain all rights arising under federal law, and shall be binding upon the parties hereto and their respective successors and assigns.
     12. HEADINGS. Section headings in this Third Amendment are included herein for convenience of reference only and shall not constitute a part of this Third Amendment for any other purpose.
     13. ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS THIRD AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED

BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

     IN WITNESS WHEREOF, this Third Amendment is executed as of the date first set forth above.

BORROWER: ENCORE WIRE CORPORATION
By:	/s/ Frank J. Bilban
	Name:	Frank J. Bilban
	Title:	Vice President & Chief Financial Officer

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ADMINISTRATIVE AGENT: BANK OF AMERICA, N.A.
By:	/s/ Suzanne M. Paul
	Name:	Suzanne M. Paul
	Title:	Vice President

BANK OF AMERICA, N.A., as a Lender
By:	/s/ Steven A. Mackenzie
	Name:	Steven A. Mackenzie
	Title:	Senior Vice President

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WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Jay W. Denny
	Name:	Jay W. Denny
	Title:	Senior Vice President

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ACKNOWLEDGED AND AGREED: EWC AVIATION CORP.
By:	/s/ Frank J. Bilban
	Name:	Frank J. Bilban
	Title:	Vice President & Chief Financial Officer

          (a)

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